UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

P & F Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 30, 2007

To the Stockholders of
P&F Industries, Inc.:

The Annual Meeting of Stockholders of P&F Industries, Inc. will be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Wednesday, May 30, 2007 at 10:00 A.M., for the following purposes:

(1)   To elect three directors to hold office for three years; and

(2)   To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

In accordance with the provisions of the Company’s By-Laws, the Board of Directors has fixed the close of business on April 16, 2007 as the date for determining stockholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement.

You are cordially invited to attend the Annual Meeting. If you do not expect to attend the Annual Meeting in person, please vote, date, sign and return the enclosed proxy as promptly as possible in the enclosed reply envelope.

By order of the Board of Directors
JOSEPH A. MOLINO, JR.
Secretary

Dated:	April 27, 2007
Melville, New York

i

P & F INDUSTRIES, INC.
445 Broadhollow Road, Suite 100
Melville, New York 11747

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of P&F Industries, Inc. (the “Company”) to be used at the meeting of stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 30, 2007 at 10:00 A.M., at the Conference Center at 445 Broadhollow Road, Melville, New York, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised, either in person at the Annual Meeting or by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about April 27, 2007.

As of April 16, 2007, there were 3,587,160 shares of the Company’s Class A Common Stock, $1.00 par value (the “Class A Common Stock”), outstanding. Each share of Class A Common Stock is entitled to one vote. Only holders of record of Class A Common Stock at the close of business on April 16, 2007 will be entitled to notice of, and to vote at, the Annual Meeting. The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such service) may solicit proxies by telephone or otherwise.

All proxies received pursuant to this solicitation will be voted, except as to matters where authority to vote is specifically withheld and, where a choice is specified as to the proposal, such proxies will be voted in accordance with such specification. If no instructions are given, the persons named in the proxies solicited by the Board of Directors of the Company intend to vote for the nominees for election as directors of the Company set forth herein. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in the discretion of the person or persons holding such proxy.

With regard to the election of directors, votes may be cast in favor or withheld, and directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.

Abstentions and instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Class A Common Stock who have not returned a proxy (“broker non-votes”) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted as present in the tabulation of votes on each of the proposals presented to the stockholders. Broker non-votes will not be counted for the purpose of determining whether a particular proposal has been approved; however, since voting for directors is considered routine, there will not be any broker non-votes with respect to such proposal.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth the beneficial ownership of Class A Common Stock as of April 16, 2006, including shares as to which a right to acquire ownership within 60 days exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act, by (i) each director and nominee for director, (ii) the executive officers listed in the Summary Compensation Table (Richard A. Horowitz and Joseph A. Molino, Jr. are the only executive officers of the Company), (iii) each person known by the Company to be the beneficial owner of more than 5% of the Class A Common Stock, and (iv) all directors and executive officers as a group. Except as indicated in the applicable footnotes, each beneficial owner listed has sole voting power and sole investment power over the shares of Class A Common Stock indicated. Except as indicated in the applicable footnotes, the address of each beneficial owner is in the care of the Company, 445 Broadhollow Road, Suite 100, Melville, New York 11747.

	Amount
	and Nature		Percent
	Beneficial		of
Name and Address of Beneficial Owner	Ownership		Class
Robert L. Dubofsky	22,000	(1)	*
Jeffrey D. Franklin	2,000	(2)	*
Alan I. Goldberg	2,300	(2)	*
Sidney Horowitz	262,731	(3)	7.3
Richard A. Horowitz	1,415,027	(4)	35.6
Dennis Kalick	2,000		*
Joseph A. Molino, Jr.	68,485	(5)	1.9
Kenneth M. Scheriff	2,000	(2)	*
Mitchell A. Solomon	2,000	(2)	*
Robert M. Steinberg	2,000	(2)	*
Marc A. Utay	72,000		2.0
FMR Corp.	358,249	(6)	10.0
Steel Partners II L.P.	351,085	(7)	9.8
Lawndale Capital Management, LLC	428,242	(8)	11.9
All directors and executive officers as a group (11 persons)	1,852,543	(9)	45.6

*                    Less than 1%.

(1)          Includes 5,000 shares owned by his child.

(2)          Includes 2,000 shares issuable upon the exercise of stock options.

(3)          Includes 99,988 shares owned by Grace Horowitz, wife of Sidney Horowitz, individually and as trustee for their daughter, and 400 shares owned by The Sidney and Grace Horowitz Foundation. Sidney Horowitz disclaims beneficial ownership of the 99,988 shares owned by Grace Horowitz individually and as trustee for the daughter of Grace Horowitz and Sidney Horowitz.

(4)          Includes (i) 660,200 shares owned by The Estate of Linda Horowitz and (ii) 22,200 shares owned jointly by Richard A. Horowitz and his daughter. Mr. Horowitz is the executor of The Estate of Linda Horowitz. Also includes 393,688 shares issuable upon the exercise of stock options. Excludes 10,000 shares owned by The Linda and Richard Horowitz Foundation.

(5)          Includes 67,985 shares issuable upon the exercise of stock options.

(6)          Information obtained from a Schedule 13G/A, dated February 14, 2007, filed with the Securities and Exchange Commission by FMR Corp. and Edward C. Johnson 3d. According to such Schedule 13G/A, FMR Corp. and Edward C. Johnson 3d each have sole power to dispose or to direct the disposition of all shares held. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)          Information obtained from a Schedule 13D, dated January 8, 2002, filed with the Securities and Exchange Commission by Steel Partners II, L.P. and Warren Lichtenstein and a Form 4, dated January 9, 2003, filed by Steel Partners II, L.P. with the Securities and Exchange Commission. According to such Schedule 13D, Steel Partners II, L.P. and Warren Lichtenstein have sole voting and sole dispositive power over all shares held. The address of Steel Partners II, L.P. is 750 Lexington Avenue, 27th Floor, New York, New York 10022.

(8)          Information obtained from a Schedule 13G/A, dated January 25, 2007, filed with the Securities and Exchange Commission by Lawndale Capital Management, LLC, Andrew E. Shapiro, Diamond A Partners, L.P. and Diamond A Investors, L.P. According to such Schedule 13G/A, Lawndale Capital Management, LLC shares voting and dispositive power with Andrew E. Shapiro with respect to 428,242 shares, Diamond A Partners, L.P. with respect to 356,324 shares and Diamond A Investors, L.P. with respect to 71,918 shares. The address of each of the foregoing entities is 591 Redwood Highway, Suite 2345, Mill Valley, California 94941.

(9)          Includes 471,673 shares issuable upon the exercise of stock options.

PROPOSAL 1

ELECTION OF DIRECTORS

As permitted by Delaware law, the Board of Directors is divided into three classes, the classes being divided as equally as possible and each class having a term of three years. Each year the term of office of one class expires. A director elected to fill a vacancy, including a vacancy resulting from an increase in the number of directors constituting the Board of Directors, serves for the remaining term of the class in which the vacancy exists. The Board of Directors presently consists of ten members, with two classes consisting of three directors and one class consisting of four directors.

During 2007, the term of a class consisting of three directors expires. Management proposes that Messrs. Alan I. Goldberg, Richard A. Horowitz and Robert M. Steinberg, whose terms of office expire in 2007, be re-elected as directors to serve for terms to expire at the 2010 Annual Meeting of Stockholders. Unless otherwise indicated, the enclosed proxy will be voted for the election of such nominees. Should any of these nominees become unable to serve for any reason or, for good cause, will not serve, which is not anticipated, the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee or nominees.

Directors will be elected by the plurality vote of the holders of the Class A Common Stock entitled to vote at the Annual Meeting and present in person or by proxy.

The Board of Directors Recommends that Stockholders Vote
FOR the Foregoing Nominees.

Information as to Directors and Nominees for Directors

Set forth below is the name and age of each nominee for director and each director currently in office and whose term continues, his principal occupation, the year each became a director of the Company and a description of his principal occupation for the past five years. The information set forth below is as of April 23, 2007.

Name	Age	Served as Director Continuously Since
Nominees to Serve in Office Until 2010 Annual Meeting of Stockholders:
Richard A. Horowitz	57	1975
Alan I. Goldberg	57	1998
Robert M. Steinberg	64	2000
Directors to Continue in Office Until 2009 Annual Meeting of Stockholders:
Jeffrey D. Franklin	53	2004
Sidney Horowitz	86	1963
Dennis Kalick	55	1997
Directors to Continue in Office Until 2008 Annual Meeting of Stockholders:
Robert L. Dubofsky	67	1990
Kenneth M. Scheriff	57	2005
Mitchell A. Solomon	47	2004
Marc A. Utay	47	1992

Richard A. Horowitz has been Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1995 and has been President of the Company since 1986.

Alan I. Goldberg has been President of Larkspur America, Inc., a real estate investment company, since 1997. From 1977 until 1997, Mr. Goldberg was President of About Sportswear, Inc., an apparel manufacturer.

Robert M. Steinberg has been Chairman and Chief Executive Officer of Leading Edge Benefits, a healthcare services company, since September 2006. From June 2000 to September 2006, Mr. Steinberg served as Chief Executive Officer of Xtra Card Services, Inc., a healthcare services company. Mr. Steinberg served as President and Chief Operating Officer of Reliance Group Holdings, Inc. from January 1997 until November 1999. Mr. Steinberg served as Chairman of the Board and Chief Executive Officer of Reliance Insurance Company from 1984 to November 1999 and served as Vice Chairman of Reliance Insurance Company from November 1999 until July 2000. On June 11, 2001, Reliance Group Holdings, Inc. filed a voluntary petition for relief under Chapter 11, Title 11, United States Code, in the Bankruptcy Court for the Southern District of New York. On January 25, 2001, Reliance Insurance Company consented to the entry of an Order of Supervision pursuant to which it was placed under supervision of the Insurance Commissioner of the Commonwealth of Pennsylvania.

Jeffrey D. Franklin has been a Vice President and the Chief Financial Officer of Executive Charge Inc., a company providing billing and administrative services for affiliated corporations in the transportation, package delivery, radio communications and real estate management industries, for more than the past five years. Mr. Franklin is a Certified Public Accountant licensed in the State of New York.

Sidney Horowitz has been Chairman Emeritus of the Board of Directors since November 1995 and was Chairman of the Board of Directors and Chief Executive Officer of the Company from 1968 to November 1995. Sidney Horowitz is the father of Richard A. Horowitz.

Dennis Kalick has been engaged in the private practice of providing accounting, tax and estate planning services with Dennis Kalick & Associates, Inc. (or a predecessor firm) since 1973.

Robert L. Dubofsky has been Managing Director of BWD Group LLC (formerly Blumencranz, Klepper, Wilkins & Dubofsky, Ltd.), an insurance brokerage group, since May 1992.

Kenneth M. Scheriff has been the Executive Vice President of the Commercial Loan Group of State Bank of Long Island, a commercial bank listed on the Nasdaq Stock Market, since 2005, and has been employed in an executive capacity with the bank since 1995. Mr. Scheriff also serves as Chairman of the Board of Directors and Vice President/Secretary of Studebaker Worthington Leasing Corp., and as a director of State Title Agency LLC, both of which are subsidiaries of State Bank.

Mitchell A. Solomon has been President of EBY Electro, Inc., a manufacturer of electric and electronic connectors and power supplies, for more than the past five years.

Marc A. Utay has been a Managing Partner of Clarion Capital Partners, LLC, a private equity firm, since October 1999. From May 1993 until October 1999, Mr. Utay was a Managing Director of Wasserstein Perella Co., Inc., an investment banking firm. Mr. Utay serves as a director of IMAX Corporation.

CORPORATE GOVERNANCE

The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002, which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, NASDAQ has adopted changes to its corporate governance and listing requirements.

Director Independence

The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with NASDAQ rules, are comprised, in part, of those objective standards set forth in the NASDAQ rules, which generally provide that the following persons shall not be considered independent: (a) a director who is, or at any time during the past three years was, employed by the company or a parent or subsidiary of the company; (b) a director who accepted or who has a family member (defined as a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home) who accepted any payments from the company or any parent or subsidiary of the company in excess of $100,000 in any twelve-month period during the past three years (other than certain permitted payments); (c) a director who is a family member of an individual who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company as an executive officer; (d) a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more (other than certain permitted payments); (e) a director of the listed company who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the listed company serve on the Compensation Committee of such other entity; or (f) a director who is, or has a family member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years. In addition to these objective standards and in compliance with NASDAQ rules, no director will be considered independent who has a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors exercises appropriate discretion in identifying and evaluating any such relationship.

The Board of Directors, in applying the above-referenced standards and after considering all of the relevant facts and circumstances, has affirmatively determined that the Company’s current “independent” directors are: Robert L. Dubofsky, Jeffrey D. Franklin, Alan I. Goldberg, Kenneth M. Scheriff, Mitchell A. Solomon, Robert M. Steinberg and Marc A. Utay, representing a majority of the members of the Company’s Board of Directors.

The Company’s independent directors hold annually at least two formal meetings independent from management. The independent directors will choose a director to preside at non-management sessions of the Board of Directors.

Meetings and Committees of the Board of Directors

During 2006, the Board of Directors held eight meetings and acted by unanimous written consent on four  occasions. No director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees on which he served.

During 2006, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.

Audit Committee

During 2006 and as of April 23, 2007, the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon . During 2006, the Audit Committee held seven meetings.

•       Each member of the Audit Committee has been determined by the Board of Directors to meet the standards for independence required of audit committee members by the NASDAQ listing standards and applicable Securities and Exchange Commission (“SEC”) rules. For more information on the NASDAQ standards for independence, see “Corporate Governance-Director Independence” above. In accordance with the rules and regulations of the SEC, the above paragraph regarding the independence of the members of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 (the “Exchange Act”) or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

•       The Board of Directors has further determined that all members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

•       The Board of Directors has determined that Jeffrey D. Franklin is an audit committee financial expert within the meaning of applicable SEC rules.

•       The Audit Committee appoints the Company’s independent registered public accounting firm, reviews the overall scope and the results of the Company’s annual audit and reviews the Company’s overall internal controls.

•       Grant Thornton LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee.

•       The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company’s independent registered public accountants, at least quarterly, prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal control over financial reporting to discuss the scope and results of the annual audit, quarterly reviews and issues of accounting policy and internal controls.

•       The Audit Committee has adopted procedures for the receipt, retention and treatment of complaints by Company employees regarding the Company’s accounting, internal accounting controls or auditing matters.

•       The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The charter is attached as Appendix A to this Proxy Statement. Copies of the charter can also be obtained free of charge from the Company’s Web site at www.pfina.com.

Compensation Committee

During 2006 and as of April 23, 2007, the members of the Compensation Committee were Messrs. Goldberg (Chairman) and Solomon. During 2006, the Compensation Committee held eight meetings and acted by unanimous written consent on one occasion.

•       All members of the Compensation Committee have been determined to meet the NASDAQ standards for independence. See “Director Independence” above. Further, each member of the Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act.

•       The Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s Web site at www.pfina.com.

Nominating Committee

During 2006 and as of April 23, 2007, the members of the Nominating Committee were Messrs. Utay (Chairman) and Dubofsky. During 2006, the Nominating Committee held one meeting.

•       All members of the Nominating Committee have been determined to meet the NASDAQ standards for independence. See “Director Independence” above.

•       The Nominating Committee recommends to the Board of Directors as director nominees individuals of established personal and professional integrity, ability and judgment, who are chosen with the primary goal of ensuring that the entire Board of Directors collectively serves the interests of the Company’s stockholders. Due consideration is given to assessing the qualifications of potential nominees and any potential conflicts with the Company’s interests. The Nominating Committee also assesses the contributions of the Company’s incumbent directors in connection with their potential re-nomination. In identifying and recommending director nominees, the Committee members take into account such factors as they determine appropriate, including recommendations made by the Board of Directors. Once the Nominating Committee has identified prospective nominees, background information is elicited about the candidates, following which they are interviewed and evaluated by the Committee, which then reports to the Board of Directors.

•       The Nominating Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. Copies of the charter can be obtained free of charge from the Company’s Web site at www.pfina.com.

The Nominating Committee does not consider individuals nominated by stockholders for election to the Board. However, the Company’s By-Laws provide that, subject to the rights of the holders of any class or series of stock having a preference over the Class A Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder’s intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company at the Company’s principal place of business (445 Broadhollow Road, Suite 100, Melville, New York 11747) not later than (i) with respect to an election to be held at an annual meeting of stockholders, not more than 180 or less than 120 days in advance of the date of the Company’s proxy statement released to stockholders in connection with the previous year’s annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address as they appear in the Company’s books of the stockholder who intends to make the nomination; (b) the name and address of the person or persons to be nominated; (c) a representation of the stockholder listing the class and number of shares of stock of the Company beneficially held by him or her and that he or she intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Schedule 14A of the Exchange Act had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. See “Stockholder Nominations for Board Membership and Other Proposals for 2008 Annual Meeting.”

Stock Option Committee

During 2006 and as of April 23, 2007, the members of the Stock Option Committee were Messrs. Solomon and Goldberg. The Stock Option Committee administers the Company’s 2002 Stock Incentive Plan. No stock options were granted in 2006. During 2006, the Stock Option Committee did not meet.

Code of Business Conduct and Ethics

•       The Company has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of the Company’s officers, directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. The Code of Business Conduct and Ethics covers topics, including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations.

•       Waivers from the Code of Business Conduct and Ethics are discouraged. Any waivers from the Code of Business Conduct and Ethics that relate to the Company’s directors and executive officers must be approved by the Board of Directors, and will be posted on the Company’s Web site at www.pfina.com.

•       The Code of Business Conduct and Ethics can be obtained free of charge from the Company’s Web site at www.pfina.com.

Directors’ Attendance at Annual Meetings of Stockholders

It is the policy of Company’s Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended the Company’s 2006 Annual Meeting of Stockholders.

Communication with the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Nominating Committee, P&F Industries, Inc., 445 Broadhollow Road, Suite 100, Melville, New York 11747. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

The Company’s Code of Ethics provides that the Company’s compliance officer (currently the Company’s Chief Operating Officer) must be fully informed of any proposed transaction between the Company, on the one hand, and any employee, officer or director, on the other, and must communicate the Company’s approval of  any such transaction before the agreement or transaction can be commenced. Further, pursuant to Nasdaq Rule 4350(h), the Company’s Audit Committee (or another committee made up of independent directors) must approve all transactions with related parties required to be disclosed under Securities and Exchange Commission (“SEC”) Regulation S-K, Item 404. “Related parties” include the Company’s directors, executive officers, and shareholders known by the Company to be the beneficial owner of more than five percent of the Company’s Class A Common Stock, and their respective immediate families. The Company does not have formal written procedures to implement this policy, and instead the Audit Committee reviews and approves related party transactions on a case by case basis. Other than the relationship set forth below, there have been no related party transactions proposed in 2006.

Related Party Transactions

BWD Group LLC (“BWD”), an insurance brokerage group of which Robert L. Dubofsky, one of the Company’s directors, is Managing Director and a principal, provides certain insurance brokerage services to the Company. Total insurance premiums and fees paid through BWD in 2006 were $421,902. It is presently anticipated that such firm will continue to provide such services and will receive payments for its services at rates and in amounts not greater than would be paid to unrelated insurance brokerage firms performing similar services.

DIRECTOR COMPENSATION

The following table shows the compensation of the Company’s non-employee directors for services in all capacities to the Company in 2006. Information with respect to the 2006 compensation of Richard A. Horowitz, the Company’s Chairman, President and Chief Executive Officer and a director, is set forth in the Summary Compensation Table below.

Name of Director	Fees Earned or Paid in Cash ($) (1)	All Other Compensation ($) (2)	Total ($)
Robert L. Dubofsky	11,250	-0-	11,250
Jeffrey D. Franklin	18,750	-0-	18,750
Alan I. Goldberg	18,750	-0-	18,750
Sidney Horowitz	11,250	62,500	73,750
Dennis Kalick	12,500	-0-	12,500
Kenneth M. Scheriff	12,500	-0-	12,500
Mitchell A. Solomon	18,750	-0-	18,750
Robert M. Steinberg	12,500	-0-	12,500
Marc A. Utay	12,500	-0-	12,500

(1)          Relates to annual retainer fees and fees paid for meetings attended.

(2)          Includes consulting fees paid to Mr. Sidney Horowitz pursuant to a consulting agreement with the Company that terminated on October 31, 2006. Does not include insurance premiums and fees of $421,902 paid in 2006 to BWD Group, LLC, an insurance broker group of which Mr. Dubofsky is Managing Director and a principal. See “Certain Relationships and Related Transactions” in this Proxy Statement.

During 2006, each director who was not an employee of the Company or any of its subsidiaries received an annual retainer fee of $7,500 plus $1,250 for each of the four non-telephonic meetings of the Board of Directors attended. Each member of the Audit Committee also received $1,250 for each of the five non-telephonic meetings of the Audit Committee attended. No Audit Committee meeting fees were paid for meetings held in conjunction with a Board of Directors meeting. Upon initial election to the Board of Directors, each director who is not an employee of the Company receives an option to purchase 2,000 shares of Class A Common Stock. Directors who are also officers of the Company are not compensated for their duties as directors. From time to time, the Company may consider raising the fees paid to the Company’s non-management directors and/or granting additional options to such directors.

EXECUTIVE OFFICERS OF THE REGISTRANT

Set forth below is the name and age of each executive officer of the Company. The information set forth below is as of April 23, 2007.

Name	Age	Title
Richard A. Horowitz	57	Chairman of the Board, President, Chief Executive Officer and Assistant Treasurer
Joseph A. Molino, Jr.	43	Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer

Each of the foregoing Executive Officers was elected by the Board of Directors to serve until his successor is chosen and qualified.

Mr. Horowitz serves as an executive officer of the Company under the terms of an employment agreement expiring in December 2011. (See “Employment Agreement with Executive Officer” below.)

Mr. Molino has been Vice President and Chief Financial Officer of the Company since December 1997, and was appointed to serve as Chief Operating Officer of the Company in May 2005. From July 1990 until November 1997, Mr. Molino was chief financial officer of several small private manufacturing and service companies.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for 2006 awarded to or earned by the Company’s Principal Executive Officer and Principal Financial Officer. We refer to these individuals collectively in this Proxy Statement as “named executive officers”.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Plan Compensation ($)(3)	All other Compensation ($)(4)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Richard A. Horowitz	2006	861,000	-0-	-0-	27,198	665,628	137,706	1,691,532
Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Joseph A. Molino, Jr.	2006	300,000	-0-	-0-	43,964	170,105	42,474	556,543
Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

(1)             The named executive officers did not receive any payments for the fiscal year ended December 31, 2006 that would be characterized as “Bonus” payments under SEC rules. Cash amounts earned in 2006 under the Company’s Executive 162(m) Bonus Plan are shown under column (g) of this table.

(2)             There were no options granted to the named executive officers in 2006. The amounts shown in column (f) reflect the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 for options granted in periods prior to January 1, 2006 in accordance with the Financial Accounting Standards Board’s  SFAS 123(R), and do not reflect actual amounts paid to, or realized by, the named executive officers.

(3)             On March 29, 2007, the Compensation Committee granted cash awards set forth in column (g) to the named executive officers based on the achievement of certain performance measures in the fiscal year ended December 31, 2006 under the Company’s Executive 162(m) Bonus Plan.

(4)             The amounts in column (i) reflect (a) contributions made on behalf of each of Messrs. Horowitz and Molino of $16,400 under a Company-sponsored defined contribution retirement plan,  (b) $45,064 to Mr. Horowitz to cover premiums on a life insurance policy, (c) payments in the amounts of $13,284 and $14,213 for health insurance premiums for Messrs. Horowitz and Molino, respectively and (d) legal fees on behalf of Mr. Horowitz of $6,500 relating to the negotiation of Mr. Horowitz’s employment agreement.

(5)             Also includes perquisites and personal benefits of $27,917 for club membership fees for Mr. Horowitz and $28,541 and $11,859 relating to the personal use of Company-leased automobiles (including gasoline and insurance) for Messrs. Horowitz and Mr. Molino, respectively. Beginning in 2007, the Company no longer provides Mr. Horowitz with club membership fees.

Grants of Plan-Based Awards in 2006

There were no equity-based awards granted to either of the named executive officers nor any non-equity awards with future payouts during 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table set forth information regarding exercisable and unexercisable stock options held by each of the named executive officers on December 31, 2006. There were no other options or unvested shares, units or other rights owned by the named executive officers as of December 31, 2006.

	Option Awards
Name (a)	Number of Securities Underlying Unexercized Options (#) Exercisable (b)	Number of Securities Underlying Unexercized Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)
Richard A. Horowitz	30,000			5.19	5/28/2007
Chairman of the Board,	138,500			7.88	3/25/2008
President and Chief	83,336			6.00	7/12/2012
Executive Officer	49,998			6.60	7/12/2007
(Principal Executive	75,188			8.06	7/9/2014
Officer)		16,666	(1)	6.60	7/9/2007
		12,406	(2)	8.87	7/9/2009
		12,406	(3)	8.87	7/9/2009
Joseph A. Molino, Jr.	10,000			7.88	3/25/2008
Vice President, Chief	10,000			8.94	3/18/2009
Operating Officer and	20,000			6.00	7/12/2012
Chief Financial Officer	10,000			8.06	7/9/2014
(Principal Financial Officer)	11,990			16.68	6/30/2015
		5,995	(1)	16.68	6/30/2015
		2,015	(2)	16.68	6/30/2015

(1)          Option became exercisable on January 1, 2007.

(2)          Option becomes exercisable on January 1, 2008.

(3)          Option becomes exercisable on January 1, 2009.

Option Exercises and Stock Vested

During 2006, there were no option exercises or vesting of shares of stock by the named executive officers.

Pension Benefits and Nonqualified Deferred Compensation

The named executive officers are covered by a Company-sponsored defined contribution retirement plan, which covers all eligible employees of the Company. The named executive officers have no other reportable pension benefits provided by the Company and no nonqualified deferred compensation in 2006.

Employment Agreement with Executive Officer

During 2006, the Company was a party to an employment agreement (the “Previous Employment Agreement”) with Richard A. Horowitz. The Previous Employment Agreement provided for Richard A. Horowitz to serve as President of the Company from May 2001 through May 2008. The Previous Employment Agreement provided for a minimum base salary of $675,000 and allowed for increases at the discretion of the Board of Directors from time to time. Mr. Horowitz was also eligible to receive such annual bonuses as the Board of Directors, in its discretion, allocated to him. Further, pursuant to an October 24, 2005 amendment (the “Amendment”) to the Previous Employment Agreement, the obligation of the Company to maintain a split-dollar life insurance policy on the life of Richard A. Horowitz (the “Life Insurance Policy”) was eliminated, but provided that the Company make an annual payment in the amount of $45,064 to Mr. Horowitz commencing in 2006 and ending in 2016.

Contemporaneously with the Amendment, the Company entered into an agreement with the 1994 Richard A. Horowitz Family Trust (the “Trust”) and Richard A. Horowitz, pursuant to which the parties agreed to terminate the assignment of the Life Insurance Policy by the Trust to the Company, and the Trust agreed to direct the insurance company that issued the Life Insurance Policy to pay the Company the amount of $178,839, such amount being equal to the Company’s net equity in the Life Insurance Policy.

On February 12, 2007, the Company and Richard A. Horowitz entered into an executive employment agreement (the “Current Employment Agreement”), effective as of January 1, 2007. The Current Employment Agreement supersedes the Previous Employment Agreement, as amended.

The Employment Agreement provides for Mr. Horowitz to serve as the Company’s President and Chief Executive Officer and, if elected by the Board, Chairman of the Board, for a term expiring on December 31, 2011, unless sooner terminated pursuant to the provisions of the Current Employment Agreement. Pursuant to the Current Employment Agreement, Mr. Horowitz will receive a minimum annual base salary of $975,000. The Current Employment Agreement also provides that Mr. Horowitz’s base salary will be reviewed annually by the Board and may be increased, but not decreased, from time to time. The Current Employment Agreement provides that Mr. Horowitz will be eligible for an annual discretionary incentive payment under the Company’s Executive 162(m) Bonus Plan with a target of 90% of his then-current base salary. This agreement also provides that Mr. Horowitz will also receive (i) senior executive level employee benefits, (ii) an annual payment of $45,064.37 to cover premiums on a life insurance policy, and (iii) a Company provided automobile.

In the event Mr. Horowitz’s employment is terminated by the Company without Cause (as defined in the Current Employment Agreement), or Mr. Horowitz resigns for Good Reason (as defined in the Current Employment Agreement), then subject to his execution of a general release, (i) he will continue to receive his base salary for 18 months, (ii) he will receive a pro rata bonus for the year of termination (the “Pro Rata Bonus”), and (iii) the Company will pay his monthly COBRA premiums until the earlier of (a) 18 months from the date of termination, (b) his becoming eligible for medical benefits from a subsequent employer, or (c) his becoming ineligible for COBRA (the “COBRA Payments”).

In the event Mr. Horowitz’s employment is terminated by the Company without Cause or he resigns for Good Reason within two years following a Change in Control (as defined in the Current Employment Agreement) or, under certain circumstances, within six months prior to a Change in Control, then subject to his execution of a general release, he will receive the Pro Rata Bonus, the COBRA Payments, and a lump sum amount equal to the greater of (i) 18 months base salary or (ii) the lesser of (a) two times the sum of his base salary plus the amount of any bonus he received for the year prior to the Change in Control, or (b) 3% of the value on the date of the Change in Control of the Company’s outstanding shares on a fully diluted basis immediately prior to the Change in Control. Notwithstanding the foregoing, amounts paid to Mr. Horowitz upon a Change in Control will be reduced to 2.99 times his “base amount” (as determined in accordance with Sections 280G of the Internal Revenue Code of 1986, as amended).

Pursuant to the Current Employment Agreement, during the term of his employment and for a period of eighteen months after termination of his employment, Mr. Horowitz is prohibited from (i) competing with the Company, (ii) soliciting or hiring the Company’s employees, representatives or agents, or (iii) soliciting any of the Company’s customers. The Current Employment Agreement also prohibits Mr. Horowitz from using or disclosing any of the Company’s non-public, proprietary or confidential information.

We have no employment agreement, change of control agreement or severance protection agreements with our other executive officer, Mr. Joseph A. Molino, Jr., who is deemed to be an employee “at will.”

2002 Stock Incentive Plan

The Company’s 2002 Stock Incentive Plan provides that in the event of a change in control, notwithstanding any vesting schedule with respect to an award of options or restricted stock, such option shall become immediately exercisable with respect to 100% of the shares subject to such option, and the restricted period shall expire immediately with respect to 100% of such shares of restricted stock. The 2002 Stock Incentive Plan further provides that in the event of a change in control, all other awards shall become fully vested and/or payable to the fullest extent of any award or portion thereof that has not then expired, and any restrictions with respect thereto shall expire.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The goal of our executive compensation program for the two executives who are identified in the Summary Compensation Table above, whom we refer to as our named executive officers, is the same as our goal for operating the Company—to create long-term value for our stockholders. In furtherance of this goal, our executive compensation program is designed to recognize, reward and provide incentives for exceptional individual performance, superior financial and operating results and effective leadership. It is also designed to align our named executive officers’ interests with those of our stockholders and to encourage both their performance and retention. These objectives serve as the basis for determining the overall compensation of each executive, considered in light of Company performance.

Role of Compensation Committee

The Compensation Committee reviews, recommends and approves changes to our compensation policies and benefits programs, administers our executive compensation program and otherwise seeks to ensure that our compensation philosophy is consistent with our Company’s best interests and is properly implemented. The Compensation Committee is composed of two directors appointed by the Board of Directors, each of whom is independent under NASDAQ and applicable SEC rules, and operates under a written charter adopted by the Board of Directors which can be found on our website at www.pfina.com. The current members of the Compensation Committee are Alan I. Goldberg (Chairman) and Mitchell A. Solomon.

The members of the Compensation Committee also serve as the members of the Company’s Stock Option Committee of our board, which serves as the administrator for our 2002 Stock Incentive Plan. All option grants are approved by the Stock Option Committee.

The Compensation Committee makes all final decisions with respect to the compensation received by the named executive officers. It engages in arm’s length negotiation and discussions with the named executive officers with respect to each of their compensation packages, but deliberates outside their presence when making decisions on such matters. Richard A. Horowitz, our Chairman, President and CEO, annually reviews the performance of our other executive officer. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its full discretion in evaluating such recommendations. The Compensation Committee has the authority to retain its own compensation consultant and to obtain advice and assistance from internal or external legal, accounting or other advisors as it sees fit. In 2006, the Compensation Committee engaged the Nadel Consulting Group, Inc., an independent third-party compensation consultant, to review and assess the Company’s annual incentive plans for its executives and provide feedback regarding the proposed employment agreement with Richard A. Horowitz, the Company’s Chairman of the Board, President and CEO.

Compensation Objectives

Each of our named executive officers possesses skills, experience and qualities that make him a unique and valuable member of the management team. Our executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Each executive officer’s compensation includes base salary and, upon the achievement of certain performance goals as set forth below, a cash performance award. We also seek to incentivize and reward our executive officers and to align their financial interests with those of our stockholders through equity awards under the P&F Industries, Inc. 2002 Stock Incentive Plan. We also provide our named executive officers with benefits. Finally, with respect to our CEO, we provide severance and termination protection in consideration for restrictive covenants relating to confidentiality, non-competition and non-solicitation of the Company’s customers, employees and agents.

Each executive officer is evaluated annually based on the achievement of both Company goals and individual performance objectives by Compensation Committee. Total compensation for the executive officers may vary significantly from year-to-year based on Company and individual performance. We have entered into an employment agreement with our CEO, effective January 1, 2007, the principal terms of which are described under “Employment Agreement with Executive Officer” above. The Compensation Committee evaluated, consulted with its compensation consultant and concluded that the principal terms—the five-year term, the base salary and bonus potential, benefits, change of control and severance protection and the restrictive covenants contained therein—were, in the aggregate, appropriate and reasonable.

With respect to Mr. Horowitz’s employment agreement in general, and the setting our 2007 compensation specifically, the Compensation Committee and the compensation consultant considered, among other factors, broad industry compensation surveys primarily focused on companies with comparable revenues, and companies that engage in general manufacturing or the manufacture of durable goods.

The following is a more detailed explanation of the primary components of our executive compensation program.

Base Salary

In determining the executive officers’ base salaries, the Compensation Committee typically considers, among other things, each individual officer’s job performance and level of responsibility, industry and market conditions and the Company’s future objectives and challenges, compensation paid to executives at comparable companies , advice from its independent consultant, years of employment with the Company and the rate of inflation. In 2006, Mr. Horowitz’s salary remained unchanged at $861,000 and Mr. Molino’s base salary increased by approximately 5% from his 2005 base salary to $300,000. This increase was based on a subjective evaluation of the performance of Mr. Molino by the Compensation Committee including, among other things, his contributions with respect to the design and implementation of our mergers and acquisition strategy, and was deemed to be reasonable and appropriate by the compensation consultant.

With respect to base salary in 2007, in accordance with our employment agreement with Mr. Horowitz, he is guaranteed a minimum base salary of $975,000. Mr. Horowitz’s 2007 salary of $975,000 represents an approximately 9% increase from his base salary in 2005 and 2006. Following the input of the compensation consultant as to the appropriateness of such base salary in the context of the overall compensation package, and based on the achievements of Mr. Horowitz and the Company and the other factors set forth above, the Compensation Committee concluded that this was a reasonable and appropriate base salary.

The Compensation Committee also approved an increase in Mr. Molino’s base salary to $325,000 in 2007 which represents an approximately 8% increase in base salary from 2006. Using a similar analysis used with respect to Mr. Horowitz, the Compensation Committee determined that such an increase was reasonable and appropriate.

Cash Bonuses

In 2001, the Company established the P&F Industries, Inc. Executive Incentive Bonus Plan, which we refer to as the “Executive Incentive Plan”. Pursuant to the Executive Incentive Plan, each participant was entitled to a cash bonus based upon a percentage of our pre-tax profits for an award period as set forth in the Executive Incentive Plan. For 2005, Messrs. Horowitz and Molino were awarded bonuses of $959,638 and $284,709, respectively.

On January 25, 2006, the Compensation Committee terminated the Executive Incentive Plan, other than for the payment of awards for fiscal 2005 which were subsequently determined and paid, with the intent to replace the benefit provided thereunder with the benefit provided under the P&F Industries, Inc. Executive 162(m) Bonus Plan, which we refer to as the “162(m) Bonus Plan”. The 162(m) Bonus Plan was approved by the Board of Directors on March 14, 2006 and by the stockholders at the 2006 Annual Meeting on May 31, 2006.

The Compensation Committee adopted the 162(m) Bonus Plan to ensure, when appropriate, that awards paid under the 162(m) Bonus Plan qualify as performance-based compensation and are, therefore, fully deductible by us for income tax purposes under Section 162(m) of the Internal Revenue Code of 1986. Payments made under the 162(m) Bonus Plan to the named executive officers will be fully deductible by us, beginning with the 162(m) Bonus Plan payment made for 2006.

Under the 162(m) Bonus Plan, the Compensation Committee selects the employees of our Company and its subsidiaries who will participate in the 162(m) Bonus Plan for each performance period. The Compensation Committee establishes the objective performance goals, formulae or standards and the individual target performance award (if any) applicable to each participant for a performance period prior to the beginning of such performance period or at such later date as permitted under Section 162(m) of the tax code, and while the outcome of the performance goals are substantially uncertain.

In January  2006, effective upon the our stockholder approval of the 162(m) Bonus Plan which occurred on May 31, 2006, the Compensation Committee determined that Richard A. Horowitz and Joseph A. Molino, Jr. would be participating in the 162(m) Bonus Plan for 2006, and set individual maximum awards and performance goals for 2006 based on the payment of a percentage of the Company’s profits to each participant in relation to the achievement of certain target levels with respect to return on stockholder equity. The Compensation Committee determined that this was an appropriate quantifiable measure of success that would serve to align the named executive officers with the interests of the shareholders of the Company. The Company reserved the right to award less than the maximum award, but was not permitted to exceed the maximum award. In March 2007, the Compensation Committee awarded cash bonuses to Messrs. Horowitz and Molino of $665,628 and $170,105, respectively, for 2006.

On March 29, 2007, the Compensation Committee determined that Messrs. Horowitz and Molino would again be participating in the 162(m) Bonus Plan for 2007, and set forth the criteria for 2007 similar to that for 2006, based on the payment of a percentage of the Company’s profits to each participant in relation to the achievement of certain target levels with respect to return on stockholder equity.

Long Term Equity Incentives—Stock and Stock Options

The Stock Option Committee periodically grants stock options to executive officers and other key employees as part of our overall executive compensation program. Stock option awards provide the holder with the right to purchase shares of our Class A Common Stock at a fixed exercise price for a period of up to ten years. Stock options are granted at a price not less than the prevailing market value at the time of grant and have realizable value only if the Company’s stock price increases.

When granting options to executive officers, the Stock Option Committee considers the total number of shares available under the Company’s 2002 Stock Incentive Plan, the number of options previously granted to such officers, and Company and individual performance. However, no specific corporate or individual performance factors are used. During 2006, no options were granted by the Stock Option Committee to the named executive officers.

Benefits

In general, our practice is to provide commensurate benefits to employees at all levels of our organization. The Benefits provided to our named executive officers in 2006 are set forth in the “Summary Compensation Table” in this Proxy Statement.

Severance and Termination Protection and Restrictive Covenants

We provide severance and termination protection to our CEO in return for certain restrictive covenants such as those relating to confidentiality, non-competition and non-solicitation. These provisions are discussed in greater detail in this Proxy Statement under “Employment Agreement with Executive Officer”.

Tax and Accounting Implications

162(m)

Subject to an exception for “performance-based compensation,” Section 162(m) of the tax code generally prohibits corporations from deducting for federal income tax purposes annual compensation paid to any senior executive officer to the extent that such annual compensation exceeds $1 million. The goal of the Compensation Committee is to continue to utilize the 162(m) Bonus Plan to avoid losing such deduction. However, the Compensation Committee may elect to provide compensation outside those requirements when necessary to achieve its compensation objectives.

SFAS 123(R)

Beginning on January 1, 2006, we began accounting for stock-based compensation in accordance with the requirements of Statement of Accounting Standards No. 123(R). This accounting treatment has had no significant effect on our compensation decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management and management has represented to the Compensation Committee that the Compensation Discussion and Analysis is accurate. Based on this review and discussion with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Members of the Compensation Committee

Alan I. Goldberg (Chairman)
Mitchell A. Solomon

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

All compensation decisions during the fiscal year ended December 31, 2006 for each of the named executive officers were made by the Compensation Committee of the Board of Directors, consisting of Messrs. Goldberg and Solomon, neither of whom is or was an officer or employee of the Company during such fiscal year. In addition, no named executive officer of the Company has served on the board of directors or compensation committee of another entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee of the Company during the fiscal year ended December 31, 2006.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, except as set forth below, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during, or in respect of, the fiscal year ended December 31, 2006 and prior periods, except for the following: (a) Linda Horowitz, the late wife of Richard A. Horowitz, the Company’s Chairman, President and Chief Executive Officer, passed away in December 2003. Mrs. Horowitz did not file a Form 3 in January 1994 and did not file Forms 4 with respect to changes in indirect ownership resulting from 16 transactions between June 1994 and July 2002, each of which has been previously disclosed in Section 16(a) filings by Richard A. Horowitz (except as noted below); (b) The Estate of Linda Horowitz did not file a Form 3 in January 2004; (c) Richard A. Horowitz did not file Forms 4 in connection with three transactions that occurred in November 1994, August 1999 and May 2001 each of which relate to 22,200 shares owned jointly by Mr. Horowitz and his daughter (which were indicated as jointly owned in a subsequent Form 4 by Mr. Horowitz); and (d) Marc A. Utay filed a late Form 4 in March 2007 in connection with a transaction that occurred in March 1997.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Board of Directors of P&F Industries, Inc. is composed of three independent directors appointed by the Board of Directors (each of whom is independent under NASDAQ and applicable SEC rules) and operates under a written charter adopted by the Board of Directors on March 9, 2004. During 2006, and as of April 23, 2007, the members of the Audit Committee were Messrs. Franklin (Chairman), Goldberg and Solomon. Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process and the internal audit function. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and report its findings to the Board of Directors.

In this context, the Audit Committee has met and held discussions separately, and jointly, with each of management and the Company’s independent registered public accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee discussed with the independent registered public accountants the independent registered public accountants’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (which were received by the Audit Committee), and considered the compatibility of non-audit services provided by the independent registered public accountants with the registered public accountants’ independence.

Based on the Audit Committee’s discussion with management and the independent registered public accountants, and the Audit Committee’s review of the representation of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Members of the Audit Committee

Jeffrey D. Franklin (Chairman)
Alan I. Goldberg
Mitchell A. Solomon

*                    This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CHANGE OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

On August 19, 2005, the Company dismissed BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm and engaged Grant Thornton LLP (“Grant Thornton”) in that capacity. The Audit Committee of the Board of Directors of the Company approved the decision to change accountants.

The report of BDO on the Company’s financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

At no time during the Company’s  fiscal years ended December 31, 2004 or 2003 or the period from January 1, 2005 to August 19, 2005 (a) were there any disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in its report on the financial statements for such years; and (b) were there any reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

The Company provided BDO with a copy of the foregoing disclosures and requested that BDO furnish the Company with a letter addressed to the SEC stating whether or not it agreed with such disclosures. A copy of BDO’s letter, dated August 19, 2005, is attached as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on August 24, 2005 with the SEC.

At no time during the Company’s fiscal years ended December 31, 2004 or 2003 or the period from January 1, 2005 to August 19, 2005 did the Company consult with Grant Thornton with respect to any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has selected Grant Thornton as independent registered public accountants for the Company, to audit and report upon the Company’s consolidated financial statements for the 2007 fiscal year. Representatives of Grant Thornton are expected to be present at the Annual Meeting, to make a statement if they desire to do so, and to be available to respond to appropriate questions that may be asked by stockholders. Representatives of BDO, the Company’s independent registered public accountants until August 19, 2005 are not expected to be present at the Annual Meeting, will not have the opportunity to make a statement and will not be available to respond to questions asked by stockholders.

The following table sets forth the fees billed by Grant Thornton for professional services for each of the two fiscal years ended December 31, 2006 and 2005.

	2006	2005
Audit Fees	$467,101	$349,254
Audit-Related Fees	44,920	35,628
Tax Fees	—	—
All Other Fees	—	—
	$512,021	$384,882

Audit fees include fees billed for the audit of P&F Industries, Inc. and its subsidiaries, the review of quarterly financial information, and attendance at Audit Committee meetings.

Audit-Related Fees include fees billed for due diligence related to mergers and acquisitions, consultation on accounting matters, assistance in preparing for Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002 and the audit of the Company’s Retirement Savings Plan.

Tax Fees include fees billed for professional services on tax compliance, tax advice and tax planning matters. There were no such fees in 2006 or 2005.

All Other Fees includes fees billed for services not classified in any of the above categories. There were no such fees in 2006 or 2005.

The Audit Committee negotiates the annual audit fee directly with the Company’s independent registered public accountants. The Audit Committee has also established pre-approved services for which the Company’s management can engage the Company’s independent registered public accountants. Any work in addition to these pre-approved services in a quarter requires the advance approval of the Audit Committee. The Audit Committee considers whether the provision of permitted non-audit services is compatible with maintaining Grant Thornton LLP’s independence. All non-audit services provided in 2006 were pre-approved by the Audit Committee.

STOCKHOLDER NOMINATIONS FOR BOARD MEMBERSHIP
AND OTHER PROPOSALS FOR 2008 ANNUAL MEETING

It is anticipated that the next Annual Meeting after the one scheduled for May 30, 2007 will be held on or about May 29, 2008. The Company’s By-Laws require that, for nominations of directors or other business to be properly brought before an Annual Meeting, written notice of such nomination or proposal for other business must be furnished to the Company. Such notice must contain certain information concerning the nominating or proposing stockholder and information concerning the nominee and must be furnished by the stockholder (who must be entitled to vote at the meeting) to the Secretary of the Company, in the case of the Annual Meeting to be held in 2008, no earlier than October 31, 2007 and no later than December 29, 2007. A copy of the applicable provisions of the By-Laws may be obtained by any stockholder, without charge, upon written request to the Secretary of the Company at the address set forth below.

Since the Company did not receive timely notice of any stockholder proposal for the 2007 Annual Meeting, it will have discretionary authority to vote on any stockholder proposals presented at such meeting.

In addition to the foregoing, and in accordance with the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in the Company’s Proxy Statement and form of proxy relating to the Annual Meeting to be held in 2008, such proposal must be received by the Secretary of the Company by December 29, 2007 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the Annual Meeting to be held in 2008 is changed to a date more than 30 days earlier or later than May 29, 2008, the Company will inform the stockholders in a timely fashion of such change and the date by which proposals of stockholders must be received for inclusion in the proxy materials. Any such proposal should be submitted by certified mail, return receipt requested, or other means, including electronic means, that allow the stockholder to prove the date of delivery.

ADDITIONAL INFORMATION AND OTHER MATTERS

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 (WITHOUT EXHIBITS) AS FILED WITH THE SEC MAY BE OBTAINED FREE OF CHARGE BY WRITING TO THE COMPANY, 445 BROADHOLLOW ROAD, SUITE 100, MELVILLE, NEW YORK 11747, ATTENTION: SECRETARY OF THE COMPANY.

Management of the Company is not aware of any matters to be presented for action at the Annual Meeting other than the matters mentioned above, and does not intend to bring any other matters before the Annual Meeting. However, if any other matters should come before the Annual Meeting, it is intended that the holders of the proxies will vote them in their discretion.

By order of the Board of Directors,
JOSEPH A. MOLINO, JR.
Secretary
Date: April 27, 2007

Appendix A

P&F INDUSTRIES, INC.
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (the “Audit Committee”) of the Board of Directors of P&F Industries, Inc. (the “Company”) is appointed by the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to (i) corporate accounting, disclosure and financial reporting processes and practices and legal and regulatory compliance of the Company, (ii) the quality and integrity of the Company’s financial statements and (iii) the qualifications, independence and performance of the Company’s internal audit function and independent auditors.

Organization

The Audit Committee shall be comprised of not less than three members of the Board of Directors who shall meet the compensation, independence, experience, financial expertise and other requirements of the National Association of Securities Dealers, Inc. (the “NASD”) and applicable federal and state securities laws and regulations. The members of the Audit Committee shall be appointed by the Board of Directors from time to time after considering the recommendation of the Company’s Nominating Committee and upon a determination by the Board of Directors that the nominees meet all required qualifications for Audit Committee membership. The members of the Audit Committee may be removed by the Board of Directors. The Nominating Committee will recommend to the Board of Directors, and the Board of Directors will designate, the Chairman of the Committee.

Committee Authority and Responsibilities

The Audit Committee will maintain flexible policies and procedures and meeting schedules, consistent with the requirements of this Charter and the Company’s by-laws, to enable the Audit Committee to react to changing circumstances and provide that the Company’s accounting, disclosure and reporting practices are in accordance with applicable legal and regulatory requirements. The Chairman of the Audit Committee may call meetings during the year as necessary, but shall call a meeting at least once each fiscal quarter.

The Committee will provide for free and open communication between the Committee and the Company’s directors, independent auditors, internal auditors and management.

Both the Company’s internal auditors and independent auditors are ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company’s shareholders.

The Audit Committee, in its capacity as a committee of the Board of Directors, shall be directly responsible for the appointment, compensation, evaluation and oversight of the work (including resolution of disagreements between management and the auditor regarding financial reporting) of the Company’s independent auditors for the purpose of preparing or issuing an audit report or related work. The Audit Committee shall have sole responsibility for engaging or terminating the relationship with the Company’s independent auditors and the independent auditors shall report directly to the Audit Committee. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of fees and expenses to the independent auditors for the purpose of rendering an audit report.

The Audit Committee has authority to retain special legal, accounting or other consultants to advise the Audit Committee as the Audit Committee may determine appropriate. The Audit Committee may require any officer or employee of the Company or the Company’s legal counsel or independent auditors to attend Audit Committee meetings or to meet with any members of, or consultants to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of all fees and expenses to any advisors employed by the Audit Committee pursuant to its authority under this Charter or applicable law or regulations.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

To the extent not inconsistent with its obligations and responsibilities, the Audit Committee may form subcommittees and delegate authority hereunder as it deems appropriate.

The Audit Committee shall make regular reports to the Board of Directors.

In carrying out its duties and responsibilities, the Audit Committee shall:

•       Review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for approval, including changes necessary to satisfy any applicable requirements of the NASD and any other legal or regulatory requirements.

•       Appoint and engage independent auditors that meet NASD and applicable securities law and regulatory requirements to audit the audited financial statements of the Company and its subsidiaries and the Company’s employees benefit plans.

•       Review written statements from the independent auditors delineating all non-audit relationships between the independent auditors and the Company, review with the independent auditors the effect of any disclosed relationships or services on objectivity and independence of the independent auditors, take appropriate action to ensure the independence of the appointed independent auditors and approve the compensation arrangements and proxy statement disclosures of compensation, fees and expenses paid to the independent auditors.

•       Receive and review, at least annually, a report by the independent auditors describing (i) the auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by a governmental or professional authority involving one or more independent audits carried out by the auditors in the preceding five years and any steps or procedures taken to deal with any such issues.

•       Approve in advance, as a Committee of the whole or by delegation of authority to one or more members of the Committee, any permitted non-audit services performed by the Company’s independent auditors, including tax services, and cause such approval to be disclosed in the Company’s periodic filings as required by applicable regulations.

•       Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other applicable laws and regulatory requirements relating to the conduct of the audit.

•       Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the upcoming year and the audit procedures to be used and at the conclusion of the year review such audit, including any comments or recommendations of the independent auditors.

•       Review with the Company’s independent auditors, internal auditors, and financial and accounting personnel the adequacy and effectiveness of the internal controls and disclosure controls and procedures of the Company, and elicit any recommendations for the improvement of such internal controls and disclosure controls and procedures or particular areas where new or more detailed controls and procedures are desirable.

•       Review the internal audit function of the Company, including its organizational structure, authority and independence of reporting obligations, department budget, qualification of personnel and the proposed audit plans for the coming year, and the coordination of such plans with the outside auditors. Review and concur with the appointment, reassignment or dismissal of the director of the Company’s internal audit function.

•       Receive, review and discuss with the Company’s independent auditors, and internal auditor as appropriate: (i) a summary of significant findings from completed internal audits, together with management’s response, and periodic progress reports, with explanation for any deviations from the original plan; (ii) all critical accounting policies and practices to be used; (iii) all alternative treatments of financial information within GAAP (generally accepted accounting principles) that have been discussed with management; (iv) ramifications of alternative disclosures and treatments, and the treatment preferred by the auditors; and (v) other material written communications between the independent auditors and management.

•       Review and discuss: (i) significant financial risks; (ii) the financial statements; (iii) the Company’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the relevant period and draft earnings press releases with management and the independent auditors, prior to the issuance thereof or the filing or distribution thereof to shareholders; and (iii) financial information and earnings guidance, if any, provided to analyst and rating agencies. Among the items to be discussed are: (i) accounting principles, practices and judgments; (ii) whether the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders; and (iii) any changes in accounting principles.

•       Provide sufficient opportunity for the Committee to meet separately in executive session with: (i) management; (ii) the independent auditors; and (iii) the internal auditor (or other personnel responsible for the internal audit function). Among the items to be discussed in these meetings are the auditors’ evaluation of the Company’s financial, accounting and auditing personnel, the auditors’ judgments about the Company’s accounting principles as applied to its financial reporting, the level of management cooperation that the outside auditors received during the course of the audit and management’s assessment of the auditors’ performance.

•       Set clear hiring policies for employees or former employees of the independent auditors.

•       Receive reports concerning any non-compliance with the Company’s Code of Business Conduct and Ethics by any director or executive officer of the Company and approve any waivers therefrom.

•       Report on significant matters discussed at each Committee meeting to the Board of Directors.

•       Investigate, as appropriate, any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or a second independent accountant, at the expense of the Company, for this purpose if, in its judgment, that is appropriate.

•       Prepare an appropriate Audit Committee report to shareholders to be included in the Company’s annual proxy statement that is consistent with applicable law and Securities and Exchange Commission requirements.

•       Perform any other activities consistent with this Charter, the Company’s By-Laws, and governing law and regulations, as the Committee or the Board of Directors deems necessary or appropriate.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP and applicable rules and regulations.

A copy of this Charter will be made available on the Company’s website at www.pfina.com.

Effective: March 9, 2004

P & F INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2007

The undersigned hereby appoints RICHARD A. HOROWITZ and JOSEPH A. MOLINO, JR., or either one of them, attorney with full power of substitution and revocation to each, for and in the name of the undersigned, with all powers the undersigned would possess if personally present, to vote the Class A Common Stock of the undersigned in P&F Industries, Inc. at the Annual Meeting of Stockholders to be held at the Conference Center at 445 Broadhollow Road, Melville, New York 11747 on Wednesday, May 30, 2007 at 10 a.m. and at any adjournment thereof, for the following matters.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

(Continued, and to be signed on reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

P & F INDUSTRIES, INC.

May 30, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

V  Please detach along perforated line and mail in the envelope provided.  V

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
			☐	☐	☐
1. Election of three directors, as set forth below, for a term of three years (expiring in 2010) and until their successors are duly elected and qualified.		2. In their discretion upon any other matters which may properly come before the meeting.
NOMINEES:
☐ FOR ALL NOMINEES	¡ Richard A. Horowitz	THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN.
¡ Alan I. Goldberg
☐ WITHHOLD AUTHORITY	¡ Robert M. Steinberg
FOR ALL NOMINEES		IMPORTANT - PLEASE VOTE, SIGN AND RETURN THE PROXY AS
SOON AS POSSIBLE SO THAT IT WILL ARRIVE BEFORE THE
☐ FOR ALL EXCEPT		ANNUAL MEETING ON MAY 30, 2007.
(See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.